Exhibit 10.12

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Freight Transportation Contract

Contract no.：

Date：<The date of signing contract>

Location：	< The specific location of the contract signing branch >

Party A：Shengfeng

Party B：

This Contract is made and entered into by and between Party A (the consignor) and Party B (the carrier) regarding Party A’s consignment of Party B to transport goods in accordance with the terms and conditions of this Contract.

1.	Entrust

1.1.	Party A entrusts Party B to transport the goods designated by Party A. Unless the goods are transported to the logistics outlets designated by Party A in the general loading list, the mode of transportation under this contract shall be “door-to-door” transportation, loading and unloading and other complete logistics services.

2.	Rights and obligations of Party A

2.1.	Party A shall provide Party B with documents related to the transportation of goods.

2.2.	Party A shall designate a specially-assigned person to contact Party B and coordinate the transportation of the goods and any other relevant matters.

2.3.	Party A has the right to assign personnel to supervise and guide Party B’s transportation of goods, so as to ensure the correct transportation of goods.

2.4.	If the service quality of Party B’s transportation personnel (drivers, loading and unloading personnel, etc.) affects the matters entrusted by Party A, Party B shall replace the transportation personnel and compensate Party A for the losses caused.

2.5.	Party A shall pay the transportation fees according to the relevant provisions of the contract after Party B completes the transportation of the goods as agreed and Party A’s recipient signs for confirmation.

3.	Rights and obligations of Party B

3.1 Party B shall guarantee to complete the corresponding transportation work according to the transportation procedures, effective documents and receipts provided by Party A, and ensure the safety, timeliness and accuracy of goods transportation.

3.2 Party B agrees and accepts to provide logistics services 24 hours a day, seven days a week in accordance with the service scope, price, time limit and agreed items listed in the appendix of this contract. Party B must arrange a special person to be responsible for the 7 * 24-hour contact and operation of each project in this contract. If the contact person is changed, Party B shall timely inform Party A of the updated information in the form of letter of authorization.

3.3 Party B shall provide corresponding transportation capacity according to Party A’s business needs and development, that is, provide vehicles of different specifications.

3.4 Party B shall guarantee to provide a means of transport that meets the conditions for transporting the goods. Party B must use the vehicle confirmed by Party A during transportation. When transporting a certain batch of goods, Party B must ship the goods according to Party A’s shipping requirements and cannot replace the vehicle. Otherwise, Party B shall pay Party A a penalty of 10% of the freight of the current shipment, and compensate Party A in full for any loss caused thereby.

This contract and its appendices (if any) shall be void of any alteration, deletion or addition except to fill in the necessary subject, person and time of signing of the contract or the existing blank.

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3.5 Goods handover:：

(1) The general loading order issued by Party A to Party B is the certificate of each business entrusted by both parties. The general loading order shall indicate the goods model, quantity, packaging, place of departure, place of termination, time of arrival, etc., and shall be signed by the representatives of both parties. Each party holds one copy of the general loading order. The general freight loading list and other relevant documents shall be attached to the contract. If Party A does not issue the “general freight loading order” to Party B, but Party A issues the transportation instructions to Party B through WeChat, QQ, SMS and other forms, after Party B confirms, WeChat, QQ, SMS records can also be used as the certificate of each business entrusted by both parties.

(2) When loading goods at the shipping place designated by Party A, Party B shall check the name, specification, grade, quantity, weight and external packaging of the loaded goods according to the transportation documents, and shall also supervise the loading process on site. If the goods are found abnormal during loading, it shall be recorded in the general loading order. If there is no general loading order, it shall immediately notify Party A through wechat, QQ, SMS and other forms. If there is no abnormal loading order record or other forms of notification record, it means that Party A delivers the goods to Party B in good condition. After the completion of loading, the safety risk of the goods on board shall be transferred to Party B until the receipt signed by the receiving party is obtained;

3.6 Delivery:：

（1）During the transportation, Party B shall ensure that there are no broken or scattered packages, the packages are firm and operate according to the transportation package marks, and the goods shall not be placed upside down or horizontally, and the large ones shall be pressed against the small ones, while the heavy ones shall be pressed against the light ones. In case of loss, shortage, deterioration, pollution and damage of the goods caused by any reason such as loss, damage, theft and being robbed in the process of loading, unloading and transportation, Party B must immediately inform Party A, and immediately take positive and effective rescue, protection and arrangement measures to avoid the expansion of the loss. Any loss shall be compensated by Party B to Party A according to the market price of the goods (except that Party B has recorded the abnormal goods in the general loading order when taking delivery of the goods).

（2）If the consignee refuses to accept the goods or fails to find the consignee, Party B must notify Party A, and Party A shall instruct Party B to deal with it, but Party B has no right to decide. If the customer refuses the goods due to Party B’s reasons, the freight will not be calculated; For the goods rejected by the customer due to Party A’s reasons, the freight shall be calculated according to the normal situation; For the goods rejected by the customer due to the reasons of both parties, Party A shall pay part of the freight through negotiation.

（3）Party B shall deliver the goods to the designated receiving unit within the specified time (delivery arrival time shall be subject to the time limit specified in Annex). If the time limit is not up to the standard, it shall be assessed in accordance with the provisions of Annex. In case of wrong delivery due to Party B’s responsibility, Party B shall deliver the goods to the designated receiving unit free of charge. In case of delay in delivery, Party B shall pay Party A 10% of the freight as penalty every night and bear the losses caused to Party A.

（4）When unloading at the destination designated by Party A, Party B shall take the receipt signed by the receiving party as the delivery certificate, including the intact condition of the outer packing, appearance quality and tonnage, number of pieces, delivery time, etc. Receipt is an important cargo transfer voucher, which must be signed and sealed by the consignee. Party B has the responsibility to ensure that the identity information of the signer and the consignee is consistent, and the arrival signature is true and effective. Party B shall not forge or alter the delivery receipt or other proof of receipt, otherwise Party B shall bear the corresponding liability for breach of contract and compensation.

3.7 Transport capacity guarantee: for the goods on the transportation route of Party B, the vehicles must be in place and unconditionally transported within_____ hours after Party B’s contact person receives Party A’s shipping order, otherwise, Party B shall be deemed to be in shortage of vehicles and shall be assessed according to the assessment terms of shortage of vehicles .

3.8 Party B shall not engage in any activities that may damage Party A’s image. Party B shall not dismantle, repackage or process the goods without authorization (except the packaging required by Party A).

This contract and its appendices (if any) shall be void of any alteration, deletion or addition except to fill in the necessary subject, person and time of signing of the contract or the existing blank.

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3.9 Party B shall strictly abide by the laws and regulations of the People’s Republic of China during the transportation of the goods. If Party B commits any illegal act, Party B shall bear all legal liabilities arising therefrom. Party B shall indemnify Party A for any loss caused to Party A; Party A shall have the right to terminate the Contract and Party B shall indemnify Party A for the losses caused by such termination.

3.10 Party B shall not disclose Party A’s trade secrets to the public in any form, otherwise, Party B shall be responsible for any loss (such as reputation damage, economic damage, etc.) of Party A caused thereby.

3.11 Party B shall handle the relevant vehicle and cargo insurance as required by Party A, and the insurance expenses of the cargo insurance shall be borne by Party B.

3.12 Party B shall not refuse Party A’s order or terminate this contract, otherwise, Party B shall pay Party A liquidated damages at the rate of 10% of the total value of such batch or batches of goods, and bear all losses caused to Party A.

4 Performance bond

4.1 Party B shall pay ____yuan (uppercase:    ) to Party A as the performance bond in the following manner: Mode1/ Mode 2. Party A will issue a fund receipt to Party B after receiving the deposit paid by Party B.

☐ Mode 1: Party B shall pay the performance bond to Party A by transfer or cash.

☐ Mode 2: Party A shall deduct the corresponding amount from the subsequent freight payable to Party B as the performance bond.

4.2 Performance Bond shall be used to guarantee Party B’s full and timely performance of all obligations hereunder. If Party B fails to pay the performance bond to Party A in full in time, Party A shall have the right to terminate or rescind this Contract.

4.3 Party A may use the above deposit to directly offset any amount that Party B shall pay to Party A under this agreement, including but not limited to collection, overdue interest, overdue fine, goods loss compensation and liquidated damages. If Party B fails to make any of the above payments within the time limit specified by Party A in accordance with the contract, Party A shall have the right to deduct the corresponding part from the performance bond within 3 days. If there are more than one due payment at the same time, it shall be deducted from the deposit in the following order: (1) liquidated damages (2) Fines (3) Damages (4) Other accounts payable by Party B.

4.4 If the performance bond is reduced due to deduction in accordance with this contract, Party B shall make up for it within five working days. If Party B fails to pay and make up the performance bond in accordance with the contract, or Party B fails to pay the insufficient part on time when the performance bond is insufficient to offset the liquidated damages and fines payable by Party B and compensate Party A for the corresponding losses, Party A shall have the right not to pay any transportation expenses to Party B, and shall not bear any responsibility. If Party B does not have such expenses, Party B shall pay Party A an overdue fine of 0.5% of the daily amount not made up. If the payment is not made within 30 days, Party A may unilaterally terminate the contract without refund of the remaining deposit.

This contract and its appendices (if any) shall be void of any alteration, deletion or addition except to fill in the necessary subject, person and time of signing of the contract or the existing blank.

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4.5 After the termination of the cooperation, if Party B meets the service requirements of Party A and does not breach the contract, Party A shall return the remaining deposit to Party B without interest three months after Party B has submitted a written application.

5 Recovery of collection

5.1 In the process of transportation and distribution, Party B will, on behalf of Party A, collect payment for goods (if any), freight (if any) and other payments (hereinafter referred to as “payment collection”) according to the amount listed in the consignment note. Under no circumstances shall Party B, without the prior consent of Party A, detain or offset the amount due to Party A by reason of the service fee payable by Party A, or restrict the remittance of the amount collected by Party B under any other conditions.

5.2 In case of any damage or shortage of the products during delivery, resulting in the change of the payment, Party B shall notify Party A, and Party A shall instruct Party B to deal with it, but Party B has no right to decide. Party B shall compensate Party A according to the market price of the goods in case of any loss, shortage, deterioration, pollution, damage, etc. caused by loss, damage, theft, robbery, etc. in the process of loading, unloading and transportation (except that Party B has recorded abnormal goods in the general loading order when taking delivery of the goods).

5.3 Party B shall, in accordance with the return period and remittance time stipulated in this agreement, unconditionally and timely return the bill and remit the money to Party A, and deliver the telegraphic transfer documents to Party A’s local logistics department on the day of remittance. Party B shall bear the expenses of remittance and collection. If Party B has any objection to the amount of collection, it shall remit the money according to the amount determined by Party A on the date of payment. If there is any discrepancy in the collection amount, it will be adjusted in the next payment after confirmation by both parties. Please refer to Annex for the return cycle and remittance time of the collected money.

5.4 If Party B delays the payment, Party B shall, in addition to the overdue assessment, pay Party A a overdue fine at the rate of five thousandths of the total amount of overdue payment for each day of delay. Party A has the right to refuse to pay any fees and deduct the overdue payment and / or overdue fine from the performance bond. If it is overdue for more than three days, Party A has the right to terminate this contract immediately.

6 Fee settlement method and payment terms

6.1 Freight standard: the freight standard shall be implemented according to the latest bidding price of Party A (see Annex for details). In the actual operation process, if the destination is not in the contract price list, the settlement shall be made at the price closest to the destination in the contract price list; After the event, the differences shall not settled before both parties signed a supplementary agreement to continuously improve the contract price list.

6.2 Party B shall provide Party A with all the transportation receipts required for the freight settlement of previous month before the 10th day of each month (Party B shall provide the receipts once every 10 days, see Annex for details) and the draft statement and other relevant information. Party A shall check the information after receiving it, and send the final reconciliation sheet to Party B for confirmation by e-mail, paper, etc. If Party B has any objection, it shall feed back to Party A within 5 days, and the overdue shall be deemed as confirmation; For the objection raised by Party B, Party B shall submit valid evidence within 5 days. If Party B fails to submit evidence, or Party B fails to submit certificates within the above time limit, or the evidence submitted by Party B is invalid, Party B’s objection is not tenable;

This contract and its appendices (if any) shall be void of any alteration, deletion or addition except to fill in the necessary subject, person and time of signing of the contract or the existing blank.

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6.3 After the reconciliation of both parties, Party B shall be responsible for submitting the statement confirmed by both parties and stamped with official seal to Party A, and at the same time, issuing a legal and valid special VAT invoice with the same amount (tax rate of 9.0%) according to the total transportation expenses confirmed by both parties. After receiving the above information, Party A shall pay the remaining amount to Party B after deducting the damage, shortage, KPI assessment fees and liquidated damages (if any) within working days after the receipt of the bill is verified. Party A shall pay Party B by check, bill of exchange, bank acceptance bill or telegraphic transfer. In principle, the amount of bank acceptance bill shall not exceed 50% of the payment amount. No matter what the reason is, if Party B fails to submit the payment materials as mentioned above, Party A has the right to postpone the payment without any liability for breach of contract.

6.4 if Party B uses Party A’s logistics system, Party B can directly confirm the freight, KPI assessment, bill and other information in Party A’s logistics system. The information of Party A’s logistics system confirmed by both parties can also be used as the basis for settlement of both parties.

6.5 Party B shall remit the collected money to Party A in time. If the remittance is not made in time, it shall be deducted from the reconciliation freight.

6.6 if Party B fails to claim in writing to Party A the payment of the expenses, interest during the overdue period and other liquidated damages under this contract within 90 days after the expenses occur, it shall be deemed that Party B has waived the payment.

7 No lien

7.1 Party B shall not keep, detain or withhold the goods, Party A’s receipt and any other property for any reason (including Party A’s failure to pay in time), otherwise Party A shall have the right to terminate this contract, and Party B shall, in addition to returning the detained property, pay liquidated damages to Party A at the rate of 30% of the value of the detained goods per day or 100000 yuan per day , whichever is the greater. And Party B shall bear other indirect losses (including but not limited to the claims of Party A’s customers against Party A).

8 Others

8.1 The loading capacity of each type of vehicle shall be provided by Party B and confirmed by Party A as an appendix to the contract. If Party B and Party A’s billing personnel collude with each other in disassembly and transportation, once it is found that Party B has no right to require Party A to pay the transportation fee, Party B shall also pay Party A 10% of the total transportation fee incurred before the transportation as compensation.

8.2 Party B shall be responsible for the compensation and take all possible measures to ensure the timely transportation in case of any damage, shortage or delay in transportation caused by traffic accidents. In case of loss of goods, Party B shall be responsible for compensation. If Party B fails to compensate Party A’s loss in time, Party A shall have the priority to be compensated by the insurance company.

This contract and its appendices (if any) shall be void of any alteration, deletion or addition except to fill in the necessary subject, person and time of signing of the contract or the existing blank.

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8.3 Party B shall compensate Party A for any loss caused by Party B’s failure to allocate vehicles or deliver goods according to the time and requirements specified in the contract, failure to arrive at the destination within the specified time, failure to complete the transportation task, and wrong delivery of goods to the destination or the receiver.

8.4 Party B agrees that during the validity of this contract and within two years after the termination of this contract for any reason, Party B shall not cooperate with Party A’s customers (the consignor who entrusts Party A to carry any batch of goods under this contract), or it shall be deemed as Party B’s breach of contract, and Party B shall pay Party A liquidated damages at 100% of the total freight invoice amount during the operation of this contract. In addition, Party A’s customer’s claim to Party A caused by Party B during the performance of this contract shall be included in Party A’s loss.

8.5 If both parties reach an agreement through negotiation, Party B may paint “Shengfeng logistics” and other words on the vehicles carrying Party A’s goods agreed by Party A in advance, and the relevant expenses shall be borne by Party B. Party A reserves the right to request Party B to remove the above words with Party A’s logo at any time.

9 Termination of the Contract

9.1 Party A may terminate the Contract under any of the following circumstances:

(1) The goods fail to arrive on schedule or the goods are lost or damaged for two consecutive or five cumulative times;

(2) Fail to complete the transportation task for two consecutive times;

(3) The scenarios in which the Contract may be terminated as stipulated in other terms hereof.

10 General principles

10.1 Party B agrees that Party A has the right to terminate this contract with one month’s notice in advance. The contract shall be terminated when the termination date in Party A’s notice expires. Party B agrees that Party A only needs to pay the amount up to the termination date of the contract as agreed in the contract, and Party A will not bear any expenses or losses from the termination date of the contract to the expiration date of the contract.

10.2 Confidentiality: unless the information has been disclosed by a third party other than Party B when receiving the relevant information, the information of Party A that Party B knows as a result of the performance of this contract shall be regarded as the trade secret of Party A, and Party B has the obligation to keep the secret for Party A. Party B also agrees that without the prior written permission of Party A, Party B shall not disclose or disclose the terms, facts and implementation of this contract to any third party, except for the disclosure necessary for performing other obligations of this contract. Party B’s confidentiality liability mentioned above shall be strict liability and shall not be subject to Party B’s subjective fault. If Party B breaches the foregoing provisions, it shall pay Party A a penalty of RMB 100,000 for each breach.

10.3 Operating integrity: Party B shall always adhere to the principle of good faith in the operation process, and shall promptly pay off any debts owed by Party B to any third party. If Party B fails to pay off its debts to a third party in time, resulting in Party A being sued for subrogation by such third party creditors or required assistance in execution by the People’s Court or any expenses incurred by Party A due to such debts, Party B agrees to pay a penalty of RMB 50,000 to Party A for each time. At the same time, Party B agrees that the liquidated damages can be directly deducted from the amount payable to Party B by Party A with the assistance of judicial authorities in execution notice or other materials sufficient to prove its breach.

10.4 Non competition clause: Party B undertakes not to take any measures to make Party A’s personnel of similar business, including but not limited to directors, managers and staff members, leave Party A to work or hold a post in Party B or Party B’s affiliated companies during the period of business exchanges between both parties and within two years after the termination of cooperation. In case of such circumstances, Party B’s breach of contract and infringement of Party A’s legitimate rights and interests shall be implemented in accordance with the provisions of “integrity clause”.

This contract and its appendices (if any) shall be void of any alteration, deletion or addition except to fill in the necessary subject, person and time of signing of the contract or the existing blank.

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10.5 Party B is strictly prohibited from interfering with Party A’s business order:

Whereas Party B: (1) fully understands that the normal business order is related to the fundamental interests of Party A and its customers; (2) clearly recognizes that if Party A’s normal business order is obstructed or damaged, Party A will suffer immeasurable huge losses, including but not limited to Party A’s huge liability for breach of contract to its customers, tort liability to the third party, loss of Party A’s goodwill, etc.; (3)recognizes that the acts that obstruct or destroy the normal business order of Party A (including but not limited to lien or detaining Party A’s goods, blocking the door, making trouble on the door and other irrational protection activities in the warehouse and office of Party A and Party A’s customers) are not only acts of breach of contract, but also acts of infringement, It is also an illegal act that violates the law of the people’s Republic of China on punishments for public security administration and faces administrative punishment, and even a criminal act that violates Article 276 of the criminal law; Therefore, Party B hereby expressly agrees and guarantees that:

(2) Under no circumstances shall Party B engage in any behavior that may interfere with or disrupt the normal business order of Party A (including but not limited to lien or detain Party A’s goods, blocking the door in Party A’s warehouse or office, making trouble at the door and other irrational protection activities).

(3) Under no circumstances shall Party B take photos or videos of Party A’s work sites; Party A shall not release videos, documents, system screenshots and other contents of Party A’s workplace through online “We Media”; Shall not criticize Party A’s enterprise, its partners and competitors in public or on the Internet; Party B shall not release Party A’s trade secrets, negative information, rumors and uncertain information; Shall not participate in the discussion of controversial topics and events of Party A; Do not get involved in any inter-business disputes.

(4) If Party B has any of the above behaviors that interfere with or disrupt the normal business order of Party A, Party B shall immediately stop at the request of Party A. Otherwise, Party B agrees to pay Party A a penalty of RMB 50,000 / hour (or Party A directly deducts it from the amount payable to Party B), and Party A has the right to terminate the Contract and deduct Party B’s performance bond in full. If the liquidated damages and performance bond are insufficient to cover the losses of Party A, Party A shall have the right to continue to seek compensation from Party B.

(5) Party B shall take effective measures to promote its stakeholders (including but not limited to Party B’s employees, drivers employed by Party B, Party B’s carriers and other relevant parties engaged in the transportation business of this contract on behalf of Party B) to have the same understanding and understanding of this article as Party B, and ensure that the stakeholders undertake the same obligations as Party B. In addition, if any of the above-mentioned behaviors of the interested parties hinder or damage the normal business order of Party A, it shall be deemed as Party B’s breach of contract, and Party B shall bear direct or joint liability; In addition, Party A has the right to terminate the contract and deduct Party B’s performance bond in full. If the liquidated damages and performance bond are insufficient to make up for Party A’s losses, Party A has the right to continue to recover from Party B.

10.6 Limitation of liability: both parties agree that in case of Party A’s breach of contract, Party A shall compensate Party B for direct losses, but not for Party B’s loss of profits, other special or indirect or accidental or subsequent losses, and Party A’s liability for compensation in any case is limited to the total amount of this contract.

This contract and its appendices (if any) shall be void of any alteration, deletion or addition except to fill in the necessary subject, person and time of signing of the contract or the existing blank.

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10.7 Agreement on authority: Party B understands and agrees that the operators of any company, enterprise or organization within Shengfeng Group (including but not limited to Party A under this contract, hereinafter referred to as “Shengfeng Entities”) who do not hold the valid letter of authorization issued by “Shengfeng Entities” (stamped with the official seal of “Shengfeng Entities” and signed or sealed by the legal representative of “Shengfeng Entities”) or the effective conditions specified in the articles of this effective written contract between the two parties, no business commitment or behavior (including but not limited to issuing business orders, receiving, accepting or confirming any work results and signing written documents in the name of Shengfeng Entities or in the name of its salesman without the authorization of Shengfeng Entities) made in oral or written form, can represent Shengfeng Entities and has no right to claim any rights from “Shengfeng Entities”, Party B agrees that all legal consequences arising therefrom shall be borne by Party B. Party B shall be responsible for compensation in case of any loss caused to Shengfeng Entities. For Party B’s failure to comply with this article, “Shengfeng Entities” have the right to require Party B to pay a penalty of 5% of the amount involved in the breach of contract. Any written document with the nature of contract between Party B and “Shengfeng Entities” shall be effective with the official seal of “Shengfeng Entities”. This clause shall remain in force at all times.

10.8 General liquidated damages: General liquidated damages: Party B agrees that unless otherwise specified in this contract, Party B shall pay Party A 10% of the total contract amount as liquidated damages if it violates this contract. If the total amount of this contract cannot be determined, Party B shall pay a penalty of RMB 10,000 each time.

10.9 Right of set off: according to the law or this contract, the liquidated damages or other payments that Party B should pay to Party A will be regarded as the creditor’s rights that Party A can claim against Party B. For the realization of the creditor’s rights, both parties agree that Party A can claim to deduct directly from the payments (if any) that Party A should pay to Party B under this contract or other payments that Party A should pay to Party B until the set off is completed, Party B agrees to make up for the deficiency.

10.10 Headings: The headings under this contract are for convenience only and have no substantive meaning. The meaning of each article shall be interpreted in accordance with the content of each article.

10.11 Appendix/annex: the parties may add appendix/annex according to the cooperation requirements. Unless it is expressly agreed by both parties in the appendix/annex, if the appendix/annex is inconsistent with the provisions of this contract, this contract shall prevail.

10.12 Contract as a whole: this contract and its attachments constitute the entire contract between Party A and Party B on the subject matter of this contract, and replace all previous or contemporaneous oral or written communication, statements and agreements. The modification and alteration of this contract shall be stamped with official seal, otherwise it will not be binding on both parties.

10.13 Governing law and dispute resolution:

Dispute Resolution: in case of any dispute arising from the contract or agreement signed between the two parties, or the execution of the signed contract or agreement, or other business, or other property rights and interests disputes, the two parties shall settle the dispute through negotiation; If the negotiation fails, both parties agree to submit the case to the people’s Court of the place where the contract is signed for settlement.

This contract and its appendices (if any) shall be void of any alteration, deletion or addition except to fill in the necessary subject, person and time of signing of the contract or the existing blank.

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10.14 Effectiveness and validity

10.14.1 This Contract shall come into force after being signed and sealed by both parties. The validity period is from < contract start time > to < contract end time >. If Party A notifies Party A one month in advance to extend the contract for 1-2 months due to business needs, Party B shall perform the contract unconditionally. If the business under this Contract has been actually performed before the signing of this Contract, this Contract shall automatically have retroactive effect. The provisions of confidentiality, non-competition and authority provisions in these General Rules shall not be invalidated due to the termination of this Contract.

10.14.2 If the business relationship between the two parties is still maintained after the expiration of the validity period agreed in the preceding paragraph of this Contract, the Contract shall continue to be effective, but the term shall be deemed to be indefinite.

It is hereby certified that the above terms and all attachments (if any) of this Contract are true and free expressions of intention of both parties and shall come into force upon being signed and sealed by both parties. This Contract is made in triplicate, with Party A holding two copies and Party B holding one copy.

This contract is signed by the following parties.

Party A: < Party A’s name >	Party B: < Party B’s name >

Contractor:	Contractor:

Freight Settlement Bank Account:	Freight Settlement Bank Account:

Collected payment bank account:	Collected payment bank account：

Date:	Date:

This contract and its appendices (if any) shall be void of any alteration, deletion or addition except to fill in the necessary subject, person and time of signing of the contract or the existing blank.

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